EXHIBIT 23



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LABONTE & CO.                                          610 - 938 HOWE STREET
----------------------------------------               VANCOUVER, BC  CANADA
C H A R T E R E D  A C C O U N T A N T S               V6Z  1N9
                                                       TELEPHONE  (604) 682-2778
                                                       FACSIMILE  (604) 689-2778
                                                       EMAIL:  RJL@LABONTECO.COM

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October 11, 2002



U.S. SECURITIES AND EXCHANGE COMMISSION
Division of Corporation Finance
450 Fifth St. N.W.
Washington  DC  20549


RE: FII INTERNATIONAL INC. - FORM SB-2/A (AMENDMENT #1) REGISTRATION STATEMENT

Dear Sirs:

As chartered accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2/A Registration Statement dated October 11, 2002, of the following:

o Our report to the Board of Directors and Stockholders of FII International Inc. dated July 8, 2002 on the financial statements of the Company as at June 30, 2002 and for the period from May 3, 2002 (inception) to June 30, 2002.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.

Yours truly,


"LaBonte & Co."




LABONTE & CO.
CHARTERED ACCOUNTANTS



DEALER PROSPECTUS DELIVERY OBLIGATION

Until            , 2002, all dealers that effect transactions in these
securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.